Exhibit 99.1

Zeta Global Responds to Short-Seller Report

NEW YORK -- November 13, 2024 -- Zeta Global (NYSE: ZETA), the AI-Powered Marketing Cloud, today issued the following statement in response to claims made in a report by Culper Research, a short-seller, published on November 13, 2024:

Based upon Zeta’s and its legal counsel’s preliminary review and evaluation of the report, the Company believes this report is riddled with misrepresentations, speculative conjecture, and categorically false statements. The report is misleading and conveys, at most, a superficial understanding of Zeta’s business and practices. It relies heavily on questionable sources that get basic facts wrong, cites financial metrics that are off by hundreds of millions of dollars, and doesn’t even correctly identify the Company’s Big Four auditor. We are providing the facts on the report’s most egregious claims here:

Zeta is confident in its internal accounting processes and controls. Zeta’s independent auditor, Deloitte (not “E&Y”, which has never audited Zeta), performs annual audits of the Company’s financial statements.

Zeta is confident in its evaluation of contracts and the determination of revenue recognition in accordance with Generally Accepted Accounting Principles (“GAAP”). On a quarterly basis, Zeta management briefs the Audit Committee of the Board of Directors on its relationships with customers who are also vendors. In the aggregate, revenue generated by Zeta’s customer relationships that are also vendors is insignificant. The opinion from our independent auditors, Deloitte, related to Zeta’s FY2023 financial statements was unqualified, as was the opinion on the Company’s internal controls over financial reporting as of December 31, 2023 (which means there were no material weaknesses).

Zeta is confident in its data collection practices, policies and processes to ensure compliance with applicable laws. We do not operate so-called “consent farms”. Zeta has made significant investments in its data protection, data governance, and privacy oversight and is regularly audited and reviewed by partners and clients. In addition, Zeta reviews the opt-in/opt-out processes and privacy policies of its data partners.

Contrary to the report, the total contribution of Apptness and ArcaMax to Zeta’s business is not material. Together, through the third quarter of 2024, their year-to-date revenue contribution is less than 3% and they make up less than 1% of Zeta’s data assets. These contributions have trended down. As further evidence of the inaccuracies of the report, Digital Media Solutions is not a material customer or partner, as demonstrated by its trailing twelve-month revenue being less than $200,000 as of September 30, 2024.

Zeta values transparency and open communication. Investors are encouraged to review the Company’s financial statements and other related materials at https://investors.zetaglobal.com/.”

About Zeta

Zeta Global (NYSE: ZETA) is the AI-Powered Marketing Cloud that leverages advanced artificial intelligence (AI) and trillions of consumer signals to make it easier for marketers to acquire, grow, and retain customers more efficiently. Through the Zeta Marketing Platform (ZMP), our vision is to make sophisticated marketing simple by unifying identity, intelligence, and omnichannel activation into a single platform – powered by one of the industry’s largest proprietary databases and AI. Our enterprise customers across multiple verticals are empowered to personalize experiences with consumers at an individual level across every channel, delivering better results for marketing programs. Zeta was founded in 2007 by David A. Steinberg and John Sculley and is headquartered in New York City with offices around the world. To learn more, go to www.zetaglobal.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions. We base these forward-looking statements on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at such time. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our business, results of operations and financial condition and could cause actual results to differ materially from those expressed in the forward-looking statements. These statements are not guarantees of future performance or results. The forward-looking statements are subject to and involve risks, uncertainties and assumptions, and you should not place undue reliance on these forward-looking statements. These cautionary statements should not be construed by you to be exhaustive and are made only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contacts

Investor Relations

Madison Serras

ir@zetaglobal.com

Press

Candace Dean

press@zetaglobal.com